Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Strategic Diagnostics Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-20421, 333-21211, 333-68107, 333-68484 and 333-118297) on Form S-8 of Strategic Diagnostics Inc. of our report dated February 28, 2005, except for Note 2, which is as of February 17, 2006, relating to the consolidated balance sheets of Strategic Diagnostics Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2004, which report appears in the December 31, 2004 annual report on Form 10-K/A of Strategic Diagnostics Inc.

Our report refers to the restatement of the consolidated financial statements for all periods presented, as discussed in Note 2 to the consolidated financial statements, to change the Company’s method of accounting for custom antibody projects.

/s/    KPMG LLP

Philadelphia, Pennsylvania
February 17, 2006